Press Release
For Immediate Release

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Contact: Public Relations
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                        ADVANCED BUSINESS SCIENCES, INC.
                            MAKES MANAGEMENT CHANGES


Omaha, NE, May 31, 2000 -- Advanced Business Sciences, Inc. ("ABS") (OTC:ABSH) announces new President. John J. Gaukel will serve as President of the Company. Mr. Gaukel is one of the original founders of the company, and is the author of the pending patents for ABS GPS based products. He has been instrumental in developing the product from original prototype through it's new small lightweight 2010 GPS personal tracking product. Mr. Gaukel has a degree in Physics from the University of Nebraska, and has participated in several technical start ups in the past.

Mr. Gaukel replaces James E. Stark as President of the Company. Mr. Stark joined ABS September 1, 1999, and has resigned from ABS as it's President, Chief Financial Officer and Secretary of the Company to pursue other business opportunities.

The Company also announced that Roger Kanne, a current member of the Board of Directors, has been elected to be Secretary of the Company and Chief Financial Officer.

Advanced Business Sciences, Inc. is an Omaha-based global business-to-business communications and information company, providing a broad line of satellite and wireless solutions for tracking, monitoring and reporting of individuals and assets. Its web address is www.abscomtrak.com. ###